                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                        CAPITAL MARITIME & TRADING CORP.
             (Exact Name of Registrant as Specified in Its Charter)
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REPUBLIC OF THE MARSHALL ISLANDS                      4412                               N/A
(State or other jurisdiction of           (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)            Classification Code Number)            Identification No.)
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                               3, IASSONOS STREET
                            PIRAEUS, ATHENS, 18537 GR
                                +30 210 458 4950
                        (Address and telephone number of
                        Registrant's principal executive
                                    offices)

                              CT CORPORATION SYSTEM
                          111 EIGHTH AVENUE, 13TH FLOOR
                               NEW YORK, NY 10011
                                  212-894-8400

                          (Name, address and telephone
                          number of agent for service)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), please check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-125759

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

        Title Of Each Class                  Name Of Each Exchange On Which
        To Be So Registered                  Each Class Is To Be Registered
        -------------------                  ------------------------------

      Common Stock, Par Value                   New York Stock Exchange
          $0.001 Per Share

   Preferred Stock Purchase Rights              New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

                                      None
                                (Title of Class)

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     A description of the Registrant's Common Stock, par value $0.001 per share, is set forth under "Description of Capital Stock" in the Registrant's
Registration Statement on Form F-1 (Reg. No. 333-125759), filed with the
Securities and Exchange Commission on June 13, 2005, as amended, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the
Securities Act of 1933 (the "Registration Statement"), which description is incorporated herein by reference.

ITEM 2. EXHIBITS.

     The securities to be registered are to be listed on the New York Stock
Exchange (the "NYSE"), on which no other securities of the Registrant are listed. Accordingly, the following exhibits are also being filed with the NYSE:

1.   Registrant's Amended and Restated Certificate of Incorporation
     (incorporated by reference to Exhibit 3.1 to the Registrant's Registration
     Statement on Form F-1, as amended).

2.   Registrant's Amended and Restated By-Laws (incorporated by reference to
     Exhibit 3.2 to the Registrant's Registration Statement on Form F-1, as
     amended).

3.   Form of Specimen Certificate for Registrant's Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form
     F-1, as amended).

4.   Form of Stockholders' Rights Agreement (incorporated by reference to
     Exhibit 4.2 to the Registrant's Registration Statement on Form F-1, as
     amended).

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                               CAPITAL MARITIME & TRADING CORP.

                                               By: /s/ Evangelos M. Marinakis
                                                   --------------------------
                                                   Name:  Evangelos M. Marinakis
                                                   Title: President and Chief
                                                          Executive Officer

Dated: June 24, 2005